As filed with the Securities and Exchange Commission on April 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	26-4413382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of Principal Executive Offices)

Golden Minerals Company Amended and Restated

2009 Equity Incentive Plan

(Full title of the plan)

Julie Weedman

Sr. Vice President and Chief Financial Officer

Golden Minerals Company

350 Indiana Street, Suite 650

Golden, Colorado 80401

Telephone: (303) 839-5060
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to: Brian Boonstra Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: (303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,350,000 shares of common stock, par value $0.01 per share, of the Company, which may be issued pursuant to awards under the Plan. In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference the contents of the registration statements on Form S-8 filed by the Company with respect to the Plan on May 8, 2009 (Registration No. 333-159096), April 7, 2010 (Registration No. 333-165933), December 1, 2010 (Registration No. 333-170891), September 19, 2011 (Registration No. 333-176915), August 9, 2013 (Registration No. 333-190542), November 24, 2014 (Registration No. 333-200557), May 13, 2016 (Registration No. 333-211348), May 7, 2019 (Registration No. 333-231264), December 5, 2019 (Registration No. 333-235375), and October 1, 2020 (Registration No. 333-249213), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

As used in this Registration Statement, the term “Company” or “Registrant” refers to Golden Minerals Company and its subsidiaries.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated into this Registration Statement by reference as of their date of filing with the Commission:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Commission on March 23, 2022;

(b) The description of the Company’s common stock contained in Exhibit 4.6 to the Company’s annual report on Form 10-K for the year ended December 31, 2021 filed March 23, 2022, and including any other amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of Davis Graham & Stubbs LLP
10.1	Golden Minerals Company Amended and Restated 2009 Equity Incentive Plan (1)
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of Plante & Moran, PLLC
23.3	Consent of Tetra Tech, Inc.
23.4	Consent of Aaron Amoroso
24.1	Power of Attorney (included on signature page of this Registration Statement)
107	Filing Fee Table

(1)  Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed August 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on April 4, 2022.

GOLDEN MINERALS COMPANY

By:	/s/ Warren M. Rehn
Name:	Warren M. Rehn
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Warren M. Rehn and Julie Weedman, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Warren M. Rehn	President and Chief Executive Officer (Principal Executive Officer) and Director	April 4, 2022
Warren M. Rehn

/s/ Julie Weedman	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2022
Julie Weedman

/s/ Jeffrey G. Clevenger	Chairman of the Board of Directors	April 4, 2022
Jeffrey G. Clevenger

/s/ W. Durand Eppler	Director	April 4, 2022
W. Durand Eppler

/s/ Deborah J. Friedman	Director	April 4, 2022
Deborah J. Friedman

/s/ Kevin R. Morano	Director	April 4, 2022
Kevin R. Morano

/s/ Terry M. Palmer	Director	April 4, 2022
Terry M. Palmer

/s/ Andrew N. Pullar	Director	April 4, 2022
Andrew N. Pullar

/s/ David H. Watkins	Director	April 4, 2022
David H. Watkins